Exhibit 10.3

SECURITIES ESCROW AGREEMENT

This SECURITIES ESCROW AGREEMENT (this “Agreement”), dated as of September 28, 2010 by and among Keyuan Petrochemicals, Inc., a Nevada corporation (the “Company”), the purchasers listed on Schedule I hereto (the “Purchasers”), Delight Reward Limited, a British Virgin Islands corporation (the “Principal Stockholder”), and Anslow & Jaclin, LLP (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company intends to consummate a private placement transaction with certain accredited investors, non U.S. persons and/or qualified institutional buyers (the “Purchasers”), whereby the Company will issue units (the “Units”), each consisting of (i) ten (10) shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), initially convertible into ten (10) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (subject to adjustment), and (ii) a Series C Warrant (the “Series C Warrant”) and a Series D Warrant(the “Series D Warrant” and, together with the Series C Warrant, the “Warrants”), each of the Warrants exercisable to purchase the number of shares of Common Stock equal to fifteen percent (15%) of the aggregate number of shares of Common Stock and shares underlying the Preferred Shares offered in the Units (the “Financing Transaction”);

WHEREAS, in connection with the Financing Transaction, the Company entered into a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company and the Purchasers, and certain other agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the “Transaction Documents”);

WHEREAS, as an inducement to the Purchasers to enter into the Purchase Agreement, the Principal Stockholder has agreed to place stock certificates representing an aggregate of 3,400 shares of Series M Convertible Preferred Stock convertible into an aggregate of 3,400,000 shares of Common Stock (the “Escrow Shares”) into escrow for the benefit of the Purchasers in the event the Company fails to achieve a certain financial performance threshold for the fiscal year ending December 31, 2010; and

WHEREAS, the Company and the Purchasers have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1 Appointment of Escrow Agent.  The parties hereby agree to appoint Anslow & Jaclin, LLP as Escrow Agent (the “Escrow Agent”), to act in accordance with the terms and conditions set forth in this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

1.2 Establishment of Escrow Account.  Upon the execution of this Agreement, the Principal Stockholder shall deliver to the Escrow Agent the Escrow Shares, along with a stock power executed in blank, signature medallion guaranteed or in other form and substance acceptable for transfer.  The Escrow Agent shall hold the Escrow Shares and distribute the same as contemplated by this Agreement.

1.3 Performance Threshold.  The distribution of the Escrow Shares shall be based upon the following performance threshold (the “Performance Threshold”) for the fiscal year ended December 31, 2010 (“Fiscal Year 2010”):

(a) The Fiscal Year 2010 Performance Threshold shall be audited Net Income equal to or greater than $33.0 million (the “2010 PT”).

(b) For the purposes of this Agreement, “Net Income” shall be defined in accordance with US GAAP and reported by the Company in its audited financial statements for the Fiscal Year 2010; provided, however, that Net Income for Fiscal Year 2010 shall be increased by any non-cash charges incurred (i) as a result of the Financing Transaction, including without limitation, as a result of the issuance and/or conversion of the Preferred Shares, and the issuance and/or exercise of the Warrants, (ii) as a result of the release of the Escrow Shares to the Principal Stockholder and/or the Purchasers, as applicable, pursuant to the terms of this Agreement, (iii) as a result of the issuance of ordinary shares of the Principal Stockholder to its PRC shareholders, upon the exercise of options granted to such PRC shareholders by the Principal Stockholder, as of the date hereof, (iv) as a result of the issuance of warrants to any placement agent and its designees in connection with the Financing Transaction, (v) the exercise of any warrants to purchase Common Stock outstanding as of the date hereof, and (vi) the issuance under any performance based equity incentive plan adopted by the Company. Net Income will also be increased to adjust for any cash or non-cash charges resulting from the payment of dividends on the Preferred Shares in connection with the Financing Transaction.

1.4 Determination of 2010 PT.

(a) The 2010 PT shall be determined as of the date the Company’s audited financial statements for 2010 are filed with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if the Company is not required to file reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and therefore prepares and furnishes the documents required by Section 6 of the Registration Rights Agreement, the 2010 PT shall be determined in accordance with such prepared documents at such time.

(b) The Company will provide the Purchasers with the Company’s audited financial statements for 2010, prepared in accordance with US GAAP, no later than the date for filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, including any extension for filing the Annual Report which may be requested under Rule 12b-25 of the Securities Exchange Act of 1934, as amended with the Securities and Exchange Commission (“SEC”), together with a statement of adjustment prepared by the Company to arrive at the 2010 PT pursuant to Section 1.3 hereof, and a report from the Company’s independent auditors opining that the 2010 PT has been properly calculated by the Company on the basis stated and that such basis is consistent with the accounting policies of the Company and the accounting principles generally accepted in the United States (collectively, the “Proposed Disbursement Material”), so as to allow the Purchasers the opportunity to evaluate whether the 2010 PT was attained.

1.5 Distribution of the Escrow Shares.  The parties other than the Escrow Agent hereby agree that the Escrow Shares shall be distributed for the 2010 PT based on the following formula:

(a) In the event the Company achieves at least 95% of the Performance Threshold, all of the Escrow Shares for the corresponding fiscal year shall be returned to the Principal Stockholder.

(b) If the Company achieves less than 95% of the Performance Threshold, the Purchasers shall receive in the aggregate, on a pro rata basis (based upon the number of Preferred Shares or Conversion Shares owned by each such Purchaser as of the date of distribution of the Escrow Shares divided by the total number of the Preferred Shares or Conversion Shares issued to all of the Purchasers on the Closing Date of the Financing Transaction), that number of the Escrow Shares that are convertible into 500,000 shares of Common Stock for each full percentage point by which the Performance Threshold is not achieved, up to the total number of the Escrow Shares.

No later than five (5) business days after delivery of the Proposed Disbursement Material to the Purchasers, the Company and the Purchasers shall provide joint written instructions in accordance with the calculations above to the Escrow Agent (the “Disbursement Instructions”) instructing the Escrow Agent to issue and deliver the applicable Escrow Shares.  Promptly after receiving the Disbursement Instructions, the Escrow Agent will issue and deliver the Escrow Shares in accordance with the Disbursement Instructions.  Notwithstanding anything to the contrary set forth in this Agreement, (i) if the Escrow Shares are distributed pursuant to Section 1.5(b) above, only those Purchasers, and their assignees or transferees, who own Preferred Shares or Conversion Shares of the Company at the time that the Escrow Shares are distributed hereunder shall be entitled to receive the applicable Escrow Shares calculated based on their ownership interest on the distribution date, and (ii) the Purchasers shall have no authority to provide or to cause to be provided the Disbursement Instructions to the Escrow Agent if the Purchasers holding at least a majority of the Preferred Shares on the distribution date (based on the aggregate number of Preferred Shares held by all of the Purchasers on the distribution date) (the “Majority Purchasers”), by notice given to the Purchasers no later than three (3) business days after their receipt of the Proposed Disbursement Materials pursuant to Section 1.4(b) hereof, dispute the calculation of the 2010 PT and/or the number of Escrow Shares to be distributed to the Purchasers or returned to the Principal Stockholder, as the case may be.  Any Escrow Shares not delivered to any Purchaser because such Purchaser no longer holds Preferred Shares or Conversion Shares shall be returned to the Principal Stockholder.

If the Company does not achieve the 2010 PT, the Company shall use reasonable best efforts to promptly cause the applicable Escrow Shares to be delivered to the Purchasers, including causing its transfer agent to promptly, but in no event longer than five (5) business days after delivery of the Disbursement Instructions, transfer the certificates into the names of the Purchasers.  The Company shall also instruct its securities counsel to provide any written instruction required by the Escrow Agent or the transfer agent in a timely manner so that the issuances and delivery contemplated above can be achieved within seven (7) business days following delivery of the Proposed Disbursement Material to the Purchasers.

For purposes of this Section 1.5, all fractional amounts shall be rounded up to the nearest whole percentage point.

1.6 Dispute Resolution. In case of a dispute as to the calculation of the 2010 PT and/or the number of Escrow Shares to be distributed pursuant to Section 1.5, if the Majority Purchasers and the Company are unable to resolve such disputed calculation(s)  within three (3) business days of receipt of the calculations by the Purchasers, then the Company shall within three (3) business days thereafter submit via facsimile the disputed calculation of the 2010 PT and/or the number of Escrow Shares to be distributed to an accountant, unrelated to the Company, that is mutually agreed upon by the Majority Purchasers and the Company.  In the event that the Majority Purchasers and the Company are unable to agree upon an accountant within three (3) business days, the Majority Purchasers and the Company shall each appoint an accountant of their choosing within three (3) business days thereafter, and the resultant accountants shall jointly appoint an accountant to review the disputed calculation(s).  The Company shall cause such accountant to perform the calculations and notify the Company and the Purchasers of the results no later than three (3) business days from the time the accountant receives the disputed calculation(s). Such accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company. The period of time in which the Company is required to effect distributions under this Agreement shall be tolled pending resolution of any good faith dispute.

ARTICLE II

REPRESENTATIONS OF THE PRINCIPAL STOCKHOLDERS

2.1 Representations and Warranties.  The Principal Stockholder hereby represents and warrants to the Purchasers as follows:

(i) The Principal Stockholder is the record and beneficial owner of the Escrow Shares placed into escrow and owns the Escrow Shares, free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement.  There are no restrictions on the ability of the Principal Stockholder to transfer the Escrow Shares, other than transfer restrictions under the Lock-Up Agreement and/or applicable federal and state securities laws.

(ii) The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Principal Stockholder and will not conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute a default under the terms of the memorandum and articles of association of the Principal Stockholder, or any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Principal Stockholder or affecting the Escrow Shares or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Principal Stockholder, the creation of which would have a material adverse effect on the business and operations of the Principal Stockholder.  No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Principal Stockholder, other than those already obtained. Upon the transfer of the Escrow Shares to the Purchasers pursuant to this Agreement, the Purchasers will be the record and beneficial owners of all of such shares and have good and valid title to all of such shares, free and clear of all encumbrances.

ARTICLE III

ESCROW AGENT

3.1 The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Principal Stockholder, the Purchasers and the Escrow Agent.

3.2 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s counsel shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud or willful misconduct.

3.3 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

3.4 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.

3.5 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to properly advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent. The Escrow Agent has acted as legal counsel for the Company. The Company and the Purchasers consent to the Escrow Agent in such capacity as legal counsel for the Company and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and the Purchasers understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

3.6 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving 45 days’ prior written notice to the Company and the Purchasers. In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

3.7 If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall use its best efforts to join in furnishing such instruments.

3.8 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

3.9 The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

ARTICLE IV

MISCELLANEOUS

4.1 Waiver.  No waiver of, or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

4.2 Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4.2), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Escrow Agent:                       Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Attn.: Gregg E. Jaclin, Esq.
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

If to the Company or the Principal Stockholder:

Keyuan Petrochemicals, Inc.
c/o Keyuan Plastics Co., Ltd.
Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province, P.R. China 315803
Attention: Chief Executive Officer
Tel. No.: (86) 574-8623-2955
Fax No.:  (86) 574-8623-2616

With a copy to (which shall not constitute notice):

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Attn.: Gregg E. Jaclin, Esq.
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

If to the Purchasers:

Dragon State International Limited
c/o Prax Capital
Attn.: Michael Xu
Suite 1701, Shui On Plaza
333 Huai Hai Zhong Road
Shanghai 200021, PRC
Tel. No.: (86)(21)6385-0606
Fax No.: (86)(21)6237-6709

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

4.3 Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

4.4 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter. This Agreement may not be modified, changed, supplemented, amended or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.  Notwithstanding anything to the contrary in this Agreement, none of the provisions of Article I hereof or this Section 4.4 may be modified, changed, supplemented, amended or terminated, nor may any such provision be waived, without the prior written consent of the Purchasers holding a majority of the Preferred Shares as of the date of such modification, change, supplement, amendment, termination or waiver (based on the aggregate number of Preferred Shares held by all of the Purchasers as of the date of such modification, change, supplement, amendment, termination or waiver).

4.5 Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

4.6 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this [ ]th day of September, 2010.

KEYUAN PETROCHEMICALS, INC.

By: Chunfeng Tao

Name: Chunfeng Tao

Title: Chief Executive Officer

PURCHASERS:

Dragon State International Limited By: Lei Xu_____________________ Name: Lei Xu Title: Partner	Excalibur Special Opportunities LP By: Suresh Madan___________________ Name: Suresh Madan Title: Executive Vice President

ESCROW AGENT:

Anslow & Jaclin, LLP

By: Richard I. Anslow
Name: Richard I. Anslow, Esq.
Title: Managing Partner

PRINCIPAL STOCKHOLDER:

DELIGHT REWARD LIMITED

By: Chunfeng Tao
Name: Chunfeng Tao
Title: Chief Executive Officer